UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 30, 2007

BEACON POWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-31973	04-3372365
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Ballardvale Street
Wilmington, Massachusetts 01887
(Address of Principal Executive Offices) (Zip Code)

(978) 694-9121
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 27, 2007, Beacon Power Corporation received a letter from the Nasdaq Stock Market indicating that for the last 30 consecutive business days, the bid price of our common stock has closed below the minimum $1.00 per share requirement for continued inclusion on the Nasdaq Stock Market based on Marketplace Rule 4310(c)(4). In accordance with Marketplace
Rule 4310(c)(8)(D), we have been provided 180 calendar days, or until September 24, 2007, to regain compliance.  If at any time before September 24, 2007 our common stock has a closing bid price of $1.00 or more for a minimum of 10 consecutive business days the Nasdaq Stock Market Staff will notify us that we comply with Rule 4310(c)(4).

If we have not met the requirements of  Rule 4310(c)(4) by September 24, 2007 but meet any one of the three criteria as set forth in Marketplace Rule 4310(c), we will be granted an additional 180 calendar day compliance period to March 21, 2008.

Item 9.01 Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit Description	Exhibit Number

Press Release dated March 30, 2007	99.1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEACON POWER CORPORATION

Dated:	March 30, 2007	By:	/s/ James M. Spiezio
James M. Spiezio
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 30, 2007